UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

(Exact name of registrant as specified in its charter)

Nevada	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 7 – REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure

Extension of Record Date for Special Common Stock Dividend from Issuer’s Subsidiary

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed’ for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

WHEREAS, on April 23, 2018, the Company’s Board of Directors passed a resolution to declare a twenty percent (20%) special stock dividend from its holdings of Common Stock in American Pacific Resources, Inc., a subsidiary of the Company, to shareholders of Common Stock of the Company as follows: (a) Declaration date: April 23, 2018; (b) Record date: May 31, 2018; (c) Payment date: October 31, 2018; (d) Dividend ratio: All eligible shareholders of Common Stock of the Company as of the Record date shall be entitled to receive two (2) shares of Common Stock of American Pacific Resources, Inc. for every ten (10) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the referenced Record date.

WHEREAS, on November 08, 2018 the Company’s Board of Directors amended the new dividend ratio and the new Record Date for a special stock dividend from its holdings of Common Stock in American Pacific Resources, Inc., a subsidiary of the Company, to shareholders of Common Stock of the Company as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of Common Stock of PHI Group, Inc. each shareholder must hold as of the New Record Date is twenty (20) shares; (b) New Record Date: The new Record Date was March 01, 2019, subject to FINRA’s approval; (c) New dividend ratio: All eligible shareholders of Common Stock of the Company as of the new Record Date would be entitled to receive one (1) share of Common Stock of American Pacific Resources, Inc. for every twenty (20) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new Record date; and (d) Payment Date: The Payment Date for the afore-mentioned special stock dividend was March 29, 2019;

WHEREAS, on February 27, 2019 the Company’s Board of Directors passed a corporate resolution to authorize the filing of a registration statement for the afore-mentioned special dividend shares in American Pacific Resources, Inc. with the Securities and Exchange Commission as soon as possible and to set the new Payment Date for the distribution of the special stock dividend to be ten (10) business days after said registration statement is declared effective by the Securities and Exchange Commission.

WHEREAS, on March 1, 2019 the Company’s Board of Directors passed a corporate resolution to extend the Record Date to May 31, 2019 and keep the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the Securities and Exchange Commission.

WHEREAS, at the request of certain holder(s) of currently outstanding convertible promissory notes of the Company on May 30, 2019, it deemed necessary for the Company to further extend the Record Date of the special stock dividend to comply with the contractual obligations in connection with the outstanding convertible notes and also to enable the Company to repurchase its common stock from the open market before the distribution of the special dividend shares in American Pacific Resources, Inc.

On May 30, 2019, the Company’s Board of Directors passed a corporate resolution to further extend the Record Date to September 30, 2019 and re-stipulate the provisions for the afore-mentioned stock dividend as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of Common Stock of PHI Group, Inc. each shareholder must hold as of the September 30, 2019 (the New Record Date) is twenty (20) shares; (b) Dividend ratio: All eligible shareholders of Common Stock of the Company as of the new Record Date will be entitled to receive one (1) share of Common Stock of American Pacific Resources, Inc. for every twenty (20) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new Record date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the Securities and Exchange Commission.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Written Consent of Directors to Corporate Action Without Meeting of PHI Group, Inc. dated May 30, 2019.

99.1	Press release dated May 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2019

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO